Exhibit 99.1

100 Enterprise Dr.

Rockaway, NJ 07866

SB ONE BANCORP REPORTS RECORD DILUTED EPS OF $0.62 FOR THE FIRST QUARTER 2019

ROCKAWAY, NEW JERSEY – April 23, 2019 – SB One Bancorp (the “Company”) (Nasdaq: SBBX), the holding company for SB One Bank (the “Bank”), today reported net income of $5.8 million, or $0.62 per basic and diluted share, for the quarter ended March 31, 2019, an increase of 345.2%, as compared to net income of $1.3 million, or $0.17 per basic and diluted share, for the quarter ended March 31, 2018. Net income of $5.8 million, or $0.62 per basic and diluted share, increased 58.4%, as compared to net income of $3.7 million, or $0.47 per basic and diluted share, adjusted for tax effected merger-related expenses of $2.4 million, for the quarter ended March 31, 2018. The Company’s return on average assets for the quarter ended March 31, 2019, was 1.28%, an increase from 1.10%, adjusted for tax effected merger-related expenses of $2.4 million, for the quarter ended March 31, 2018.

The increase in net income for the three months ended March 31, 2019 as compared to the same period last year was mainly attributable to continued double digit organic commercial loan and deposit growth, the merger with Enterprise Bank NJ (“Enterprise”) and an increase in SB One Insurance Agency three month pretax profit of 39.3%.

The Company’s net income increased to $5.8 million, or $0.62 per basic and diluted share, for the quarter ended March 31, 2019, an increase of 54.3%, as compared to net income of $3.8 million, or $0.47 per basic and diluted share, adjusted for tax effected merger-related expenses and non-recurring expenses of $1.3 million and $119 thousand, respectively, for the quarter ended December 31, 2018.

The increase in net income for the three months ended March 31, 2019 as compared to the three months ended December 31, 2018 was mainly attributable to continued double digit organic commercial loan growth and deposit growth, the merger with Enterprise and a $1.1 million increase in SB One Insurance Agency three month pretax profit.

“I am very excited to report record earnings of $0.62 per share for the first quarter of 2019. We continued to build momentum for the year with strong double-digit growth in all of our key business lines. Even with a larger balance sheet, our loans and deposits continue to grow at a double-digit annualized rate, while our insurance agency grew its pretax profit by over 39%. This success along with the positive effects of the recent mergers has helped produce a 60% increase in net income over the prior year,” said Anthony Labozzetta, President and Chief Executive Officer of SB One Bancorp and SB One Bank.  Mr. Labozzetta also stated, “We are now experiencing reduced deposit betas, which has resulted in a stabilized net interest margin and perhaps we can see some expansion moving forward.”

“We are excited about the opening of our newest regional banking and lending center in Weehawken (Hudson County), NJ in May of 2019. We are already seeing positive momentum and growth in the market, which links well with the service areas of our most recent merger partner, Enterprise Bank,” added Mr. Labozzetta.

Financial Performance

Net Income. For the quarter ended March 31, 2019, the Company reported net income of $5.8 million, or $0.62 per basic and diluted share, an increase of 345.2%, as compared to net income of $1.3 million, or $0.17 per basic and diluted share, for the quarter ended March 31, 2018. Net income of $5.8 million, or $0.62 per basic and diluted share, for the quarter ended March 31, 2019, increased 58.4%, as compared to net income of $3.7 million, or $0.47 per basic and diluted share, adjusted for tax effected merger-related expenses of $2.4 million, for the quarter ended March 31, 2018.

The increase in net income for the quarter ended March 31, 2019 was driven by a $3.7 million, or 34.1%, increase in net interest income resulting from loan and deposit growth and a $776 thousand increase in non-interest income driven by insurance commissions and fees. Non-interest expenses increased $1.9 million to $10.2 million for the first quarter of 2019 as compared to $8.3 million, adjusted for merger-related expenses, for the same period in 2018. The changes were largely attributable to double digit organic commercial loan and deposit growth, the growth of the Company resulting from the merger with Enterprise and an increase in SB One Insurance Agency three month pretax profit of 39.3%.

Net Interest Income. Net interest income on a fully tax equivalent basis increased $3.7 million, or 33.8%, to $14.7 million for the first quarter of 2019, as compared to $11.0 million for the same period in 2018. The increase in net interest income was largely due to a $468.2 million, or 37.4%, increase in average interest earning assets, principally loans receivable, which increased $436.9 million, or 41.1%, driven by organic loan and deposit growth and the December 2018 closing of the Enterprise merger. The aforementioned was partly offset by a decrease in the net interest margin of 0.09% to 3.46% for the first quarter of 2019, as compared to the same period in 2018. The decrease was primarily driven by the effects of higher market rates on interest bearing liabilities costs, which increased 0.65%, and was partially offset by an increase in earning asset yields, which grew 0.44% during the comparison period. The increase in interest earning asset yields was partially attributed to the addition of the Enterprise loan portfolio and the increase in purchase accounting loan accretion of $674.5 thousand to $934.4 thousand, $163.3 thousand from the Community Bank of Bergen County (“Community Bank”) merger and $771.1 from the Enterprise merger, for the first quarter of 2019, as compared to $259.9 thousand from the Community Bank merger, for the same period in 2018.

Net interest income on a fully tax equivalent basis increased $3.1 million, or 26.7%, to $14.7 million for the first quarter of 2019, as compared to $11.6 million for the fourth quarter of 2018. The increase in net interest income was driven by a 20.3% increase in average interest earning assets, principally due to an increase in loans receivable of 22.4%. Net interest margin increased 0.25% to 3.46% for the quarter ended March 31, 2019, as compared to 3.21 % for the quarter ended December 31, 2018.

Provision for Loan Losses. Provision for loan losses increased $63 thousand, or 12.4%, to $571 thousand for the first quarter of 2019, as compared to $508 thousand for the same period in 2018.

Non-interest Income. Non-interest income increased $776 thousand, or 27.2%, to $3.6 million for the first quarter of 2019, as compared to the same period in 2018. The growth was largely due to an increase of $667 thousand, or 35.2%, in insurance commissions and fees relating to SB One Insurance Agency largely attributable to a $365 thousand increase in contingency commission income. In addition, bank owned life insurance and investment brokerage fee, increased $45 thousand and $34 thousand, respectively.

Non-interest Expense. The Company’s non-interest expenses decreased $1.4 million to $10.2 million for the first quarter of 2019, as compared to the same period in 2018. Non-interest expenses, adjusted for merger-related expenses of $3.3 million, increased $1.9 million to $10.2 million for the first quarter of 2019 as compared to $8.3 million, for the same period in 2018. The increase in non-interest expenses occurred largely in salaries and employee benefits of $1.1 million, driven by growth in staff, inclusive of the addition of Enterprise employees resulting from the merger, and a bonus payment to employees for $255 thousand. Additionally, occupancy increased $177 thousand, fraud and check loss increased $166 thousand, and data processing increased $149 thousand. The growth in operating expenses was largely due to the merger with Enterprise and to support the Company’s growth.

Income Tax Expense. The Company’s income tax expenses increased $1.3 million, or 597.7% to $1.5 million for the first quarter of 2019, as compared to the same period last year. The Company’s effective tax rate for the first quarter of 2019 was 20.5%, as compared to 14.1% for the first quarter of 2018.

Financial Condition

At March 31, 2019, the Company’s total assets were $1.8 billion, an increase of $44.5 million, or 2.5%, as compared to total assets of $1.8 billion at December 31, 2018. The increase was mainly attributable to an increase in loans receivable of $38.9 million, or 2.6%, to $1.5 billion. During the three months ended March 31, 2019, the Company had $62.3 million of commercial loan production, which was partly offset by $7.6 million in commercial loan payoffs.

The Company’s total deposits increased $107.4 million, or 7.9%, to $1.5 billion at March 31, 2019, from $1.4 billion at December 31, 2018. The growth in deposits was mostly due to an increase in interest bearing deposits of $97.2 million, or 8.9%, and non-interest bearing deposits of $10.1 million, or 3.9%, at March 31, 2019, as compared to December 31, 2018, respectively.

At March 31, 2019, the Company’s total stockholders’ equity was $189.7 million, an increase of $4.3 million when compared to December 31, 2018. At March 31, 2019, the leverage, Tier I risk-based capital, total risk-based capital and common equity Tier I capital ratios for the Bank were 10.21%, 12.09%, 12.70% and 12.09%, respectively, all in excess of the ratios required to be deemed “well-capitalized.”

Asset and Credit Quality

The ratio of non-performing assets (“NPAs”), which include non-accrual loans, loans 90 days past due and still accruing, troubled debt restructured loans currently performing in accordance with renegotiated terms and foreclosed real estate, to total assets decreased to 1.35% at March 31, 2019 as compared to 1.43% at December 31, 2018. NPAs exclude $3.0 million of Purchased Credit-Impaired (“PCI”) loans acquired through the merger with Community Bank. NPAs decreased $891 thousand to $24.9 million at March 31, 2019, as compared to $25.8 million at December 31, 2018. Non-accrual loans, excluding $3.0 million of PCI loans, decreased $112 thousand, or 0.54%, to $20.6 million at March 31, 2019, as compared to $20.7 million at December 31, 2018. Loans past due 30 to 89 days totaled $4.8 million at March 31, 2019, representing an increase of $1.0 million, or 27.9%, as compared to $3.8 million at December 31, 2018. The top 5 NPA’s totaled $12.1 million at March 31, 2019, made up of 4 non-accrual loans totaling $10.8 million, or 52.6% of total non-accrual loans, and one foreclosed real estate property in the amount of $1.3 million acquired in the Enterprise merger. The top 5 NPA’s totaled 48.5% of total NPAs at March 31, 2019.

The Company continues to actively market its foreclosed real estate properties, the value of which decreased $908 thousand to $3.2 million at March 31, 2019 as compared to $4.1 million at December 31, 2018. The decrease in foreclosed real estate properties was largely attributed to the sale of three properties totaling $902 thousand. At March 31, 2019, the Company’s foreclosed real estate properties had an average carrying value of approximately $360 thousand per property.

The Company’s allowance for loan losses increased $415 thousand, or 4.7%, to $9.2 million, or 0.86% of its legacy loan portfolio, at March 31, 2019 as compared to $8.8 million at December 31, 2018. The Company’s outstanding credit mark recorded on the legacy Community Bank portfolio of $197.7 million totaled $5.0 million at March 31, 2019. The Company’s outstanding credit mark recorded on the legacy Enterprise portfolio of $259.7 million totaled $3.2 million at March 31, 2019. The Company’s combined coverage of allowance for loan loss and credit mark on the legacy Community Bank and Enterprise portfolios totaled $17.3 million, or 1.13% of the overall loan portfolio, at March 31, 2019. The Company recorded $571 thousand in provision for loan losses for the three months ended March 31, 2019 as compared to $508 thousand for the three months ended March 31, 2018. Additionally, the Company recorded net charge-offs of $163 thousand for the three months ended March 31, 2019, as compared to $15 thousand in net charge-offs for the three months ended March 31, 2018. The allowance for loan losses as a percentage of non-accrual loans increased to 44.6% at March 31, 2019 from 43.5% at December 31, 2018.

About SB One Bancorp

SB One Bancorp (Nasdaq: SBBX), is the holding company for SB One Bank, a full-service, commercial bank that operates regionally with 17 branch locations in New Jersey and New York. Established in 1975, SB One Bank's strength is in its ability to build strong personal relationships with its customers and to serve the communities in which it operates. In addition to its branches and loan production offices, SB One Bank offers a full-service insurance agency, SB One Insurance Agency, Inc. and wealth services through SB One Wealth. SB One Bank reinforces its commitment to the communities in which it lives and serves through the SB One Foundation, Inc. which supports various local charitable organizations.

SB One Bancorp was recently added to the Russell 2000® Index and Russell 3000® Index. In 2017, it was recognized as one of the top 29 banks and thrifts nationwide and one of three from New Jersey that comprise the Sandler O’Neill Sm-All Stars Class of 2017. SB One Bancorp is one of the 50 Fastest Growing Companies in New Jersey as ranked by NJBIZ Magazine. SB One Bancorp President and Chief Executive Officer, Anthony Labozzetta, was named one of America’s Business Leaders in Banking by Forbes magazine and American Banker’s Community Banker of the Year in 2016.

For more details on SB One Bank, visit: www.SBOne.bank

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, (i) statements about the benefits of the mergers between SB One Bancorp and Community Bank and SB One Bancorp and Enterprise, including future financial and operating results, cost savings and accretion to reported earnings that may be realized from the merger; and (ii) statements that may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project" or similar words. Such statements are based on SB One Bancorp’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, (1) difficulties and delays in integrating the business or fully realizing cost savings and other benefits; (2) operating costs, customer loss and business disruption following the mergers with Community Bank and Enterprise, including adverse effects on relationships with employees, may be greater than expected; (3) changes to interest rates; (4) the ability to control costs and expenses; (5) general economic conditions; (6) the success of SB One Bancorp’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee-based business; and (7) risks associated with the quality of SB One Bancorp’s assets and the ability of its borrowers to comply with repayment. Further information about these and other relevant risks and uncertainties may be found in SB One Bancorp’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018 and in subsequent filings with the Securities and Exchange Commission. SB One Bancorp undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SB ONE BANCORP

Anthony Labozzetta, President/CEO

Adriano Duarte, CFO

(p) 844-256-7328

SB ONE BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(In Thousands, Except Percentages and Per Share Data)
(Unaudited)

				3/31/2019 VS.
	3/31/2019	12/31/2018	3/31/2018	12/31/2018	3/31/2018
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$196,081	$186,217	$179,635	5.3%	9.2%
Total loans	1,513,645	1,474,775	1,088,429	2.6%	39.1%
Allowance for loan losses	(9,190)	(8,775)	(7,828)	4.7%	17.4%
Total assets	1,840,129	1,795,703	1,376,484	2.5%	33.7%
Total deposits	1,461,324	1,353,939	1,043,331	7.9%	40.1%
Total borrowings and junior subordinated debt	179,370	247,765	182,876	(27.6)%	(1.9)%
Total shareholders' equity	189,695	185,444	146,292	2.3%	29.7%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$14,666	$11,575	$10,962	26.7%	33.8%
Provision for loan losses	571	210	508	171.9%	12.4%
Total other income	3,633	2,493	2,857	45.7%	27.2%
Total other expenses	10,178	10,273	11,594	(0.9)%	(12.2)%
Income before provision for income taxes (tax equivalent)	7,550	3,585	1,717	110.6%	339.7%
Provision for income taxes	1,500	991	215	51.4%	597.7%
Taxable equivalent adjustment (a)	227	807	194	(71.9)%	17.0%
Net income	$5,823	$1,787	$1,308	225.9%	345.2%

Net income per common share - Basic	$0.62	$0.29	$0.17	113.8%	266.9%
Net income per common share - Diluted	$0.62	$0.29	$0.17	113.8%	269.3%

Return on average assets	1.28%	0.53%	0.39%	139.3%	226.9%
Return on average equity	12.39%	4.97%	3.64%	149.3%	240.6%
Efficiency ratio (b)	56.32%	77.47%	85.09%	(27.3)%	(33.8)%
Net interest margin (tax equivalent)	3.46%	3.55%	3.56%	(2.5)%	(2.8)%
Avg. interest earning assets/Avg. interest bearing liabilities	1.25	1.27	1.27	(1.5)%	(1.2)%

SHARE INFORMATION:
Book value per common share	$20.03	$19.45	$18.43	3.0%	8.7%
Tangible book value per common share	16.93	16.36	15.12	3.5%	12.0%
Outstanding shares- period ending	9,470,730	9,532,943	7,929,613	(0.7)%	19.4%
Average diluted shares outstanding (year to date)	9,460,118	7,921,269	7,791,736	19.4%	21.4%

CAPITAL RATIOS:
Total equity to total assets	10.31%	10.32%	10.62%	(0.1)%	(2.9)%
Leverage ratio (c)	10.21%	12.06%	10.90%	(15.3)%	(6.3)%
Tier 1 risk-based capital ratio (c)	12.09%	12.34%	13.58%	(2.0)%	(11.0)%
Total risk-based capital ratio (c)	12.70%	12.94%	14.33%	(1.9)%	(11.4)%
Common equity Tier 1 capital ratio (c)	12.09%	12.34%	13.58%	(2.0)%	(11.0)%

ASSET QUALITY:
Non-accrual loans (e)	$20,592	$20,704	$9,096	(0.5)%	126.4%
Loans 90 days past due and still accruing	-	-	-	-%	-%
Troubled debt restructured loans ("TDRs") (d)	1,035	906	2,133	14.2%	(51.5)%
Foreclosed real estate	3,241	4,149	3,546	(21.9)%	(8.6)%
Non-performing assets ("NPAs")	$24,868	$25,759	$14,775	(3.5)%	68.3%

Foreclosed real estate, criticized and classified assets (e)	$21,136	$24,006	$34,361	(12.0)%	(38.5)%
Loans past due 30 to 89 days	$4,842	$3,787	$13,593	27.9%	(64.4)%
Charge-offs (Recoveries) , net (quarterly)	$163	$30	$15	443.3%	986.7%
Charge-offs (Recoveries) , net as a % of average loans (annualized)	0.04%	0.01%	0.01%	343.9%	670.3%
Non-accrual loans to total loans	1.36%	1.40%	0.84%	(2.8)%	62.8%
NPAs to total assets	1.35%	1.43%	1.07%	(5.5)%	25.9%
NPAs excluding TDR loans (d) to total assets	1.30%	1.35%	0.92%	(4.3)%	41.0%
Non-accrual loans to total assets	1.12%	1.12%	0.66%	(0.3)%	69.4%
Allowance for loan losses as a % of non-accrual loans	44.63%	43.51%	86.06%	2.6%	(48.1)%
Allowance for loan losses to total loans	0.61%	0.60%	0.72%	2.0%	(15.6)%

(a) Full taxable equivalent basis, using a 30.09% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income

(c) SB One Bank capital ratios

(d) Troubled debt restructured loans currently performing in accordance with renegotiated terms

(e) PCI loans acquired through merger with Community Bank excluded from non-accrual loans and criticized and classified assets totaled $3.0 million

SB ONE BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)

ASSETS	March 31, 2019	December 31, 2018

Cash and due from banks	$12,509	$11,768
Interest-bearing deposits with other banks	10,494	14,910
Cash and cash equivalents	23,003	26,678

Interest bearing time deposits with other banks	200	200
Securities available for sale, at fair value	192,050	182,139
Securities held to maturity	4,031	4,078
Other Bank Stock, at cost	9,347	11,764

Loans receivable, net of unearned income	1,513,645	1,474,775
Less: allowance for loan losses	9,190	8,775
Net loans receivable	1,504,455	1,466,000

Foreclosed real estate	3,241	4,149
Premises and equipment, net	19,459	19,215
Right-of-use assets, net	2,564	-
Accrued interest receivable	6,589	6,546
Goodwill and intangibles	29,344	29,446
Bank-owned life insurance	36,008	35,778
Other assets	9,838	9,710

Total Assets	$1,840,129	$1,795,703

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$269,949	$259,807
Interest bearing	1,191,375	1,094,132
Total Deposits	1,461,324	1,353,939

Borrowings	151,508	219,906
Lease liability	2,568	-
Accrued interest payable and other liabilities	7,172	8,555
Subordinated debentures	27,862	27,859

Total Liabilities	1,650,434	1,610,259

Total Stockholders' Equity	189,695	185,444

Total Liabilities and Stockholders' Equity	$1,840,129	$1,795,703

SB ONE BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended
	3/31/2019	3/31/2018	12/31/2018
INTEREST INCOME

Loans receivable, including fees	$18,160	$11,900	$13,888
Securities:
Taxable	1,175	736	1,031
Tax-exempt	448	381	472
Interest bearing deposits	49	30	30
Total Interest Income	19,832	13,047	15,421

INTEREST EXPENSE
Deposits	3,864	1,458	2,805
Borrowings	1,214	506	965
Junior subordinated debentures	315	315	317
Total Interest Expense	5,393	2,279	4,087

Net Interest Income	14,439	10,768	11,334
PROVISION FOR LOAN LOSSES	571	508	210
Net Interest Income after Provision for Loan Losses	13,868	10,260	11,124

OTHER INCOME
Service fees on deposit accounts	330	328	331
ATM and debit card fees	231	213	266
Bank owned life insurance	230	185	198
Insurance commissions and fees	2,562	1,895	1,379
Investment brokerage fees	56	22	12
Other	224	214	307
Total Other Income	3,633	2,857	2,493

OTHER EXPENSES
Salaries and employee benefits	6,130	5,058	5,208
Occupancy, net	779	602	690
Data processing	940	791	911
Furniture and equipment	318	281	301
Advertising and promotion	132	56	99
Professional fees	462	329	410
Director fees	145	147	140
FDIC assessment	166	110	136
Insurance	30	95	28
Stationary and supplies	84	57	80
Merger-related expenses	-	3,293	1,460
Loan collection costs	120	61	52
Expenses and write-downs related to foreclosed real estate	65	207	96
Amortization of intangible assets	102	61	65
Other	705	446	597
Total Other Expenses	10,178	11,594	10,273

Income before Income Taxes	7,323	1,523	3,344
INCOME TAX EXPENSE	1,500	215	991
Net Income	$5,823	$1,308	$2,353

EARNINGS PER SHARE

Basic	$0.62	$0.17	$0.29
Diluted	$0.62	$0.17	$0.29

SB ONE BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2019			2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$62,654	$675	4.37%	$54,987	$575	4.24%
Taxable	142,137	1,175	3.35%	120,776	736	2.47%
Total securities	204,791	1,850	3.66%	175,763	1,311	3.03%
Total loans receivable (1) (4)	1,500,604	18,160	4.91%	1,063,727	11,900	4.54%
Other interest-earning assets	14,691	49	1.35%	12,397	30	0.98%
Total earning assets	1,720,086	20,059	4.73%	1,251,887	13,241	4.29%

Non-interest earning assets	114,358			96,249
Allowance for loan losses	(8,815)			(7,505)
Total Assets	$1,825,629			$1,340,631

Sources of Funds:
Interest bearing deposits:
NOW	$255,959	$446	0.71%	$259,677	$398	0.62%
Money market	240,936	1,178	1.98%	96,463	248	1.04%
Savings	221,608	327	0.60%	221,946	77	0.14%
Time	436,376	1,913	1.78%	265,139	735	1.12%
Total interest bearing deposits	1,154,879	3,864	1.36%	843,225	1,458	0.70%
Borrowed funds	188,983	1,214	2.61%	111,886	506	1.83%
Subordinated debentures	27,860	315	4.59%	27,849	315	4.59%
Total interest bearing liabilities	1,371,722	5,393	1.59%	982,960	2,279	0.94%

Non-interest bearing liabilities:
Demand deposits	259,363			208,694
Other liabilities	6,481			5,112
Total non-interest bearing liabilities	265,844			213,806
Stockholders' equity	188,063			143,865
Total Liabilities and Stockholders' Equity	$1,825,629			$1,340,631

Net Interest Income and Margin (5)		14,666	3.46%		10,962	3.55%
Tax-equivalent basis adjustment		(227)			(194)
Net Interest Income		$14,439			$10,768

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018
	Average		Average	Average		Average
	Balance	Interest	Rate (2)	Balance	Interest	Rate (2)
Earning Assets:
Securities:
Tax exempt (3)	$62,654	$675	4.37%	$63,114	$713	4.48%
Taxable	142,137	1,175	3.35%	130,105	1,031	3.14%
Total securities	204,791	1,850	3.66%	193,219	1,744	3.58%
Total loans receivable (1) (4)	1,500,604	18,160	4.91%	1,225,917	13,888	4.49%
Other interest-earning assets	14,691	49	1.35%	10,973	30	1.08%
Total earning assets	1,720,086	20,059	4.73%	1,430,109	15,662	4.34%

Non-interest earning assets	114,358			98,408
Allowance for loan losses	(8,815)			(8,753)
Total Assets	$1,825,629			$1,519,764

Sources of Funds:
Interest bearing deposits:
NOW	$255,959	$446	0.71%	$261,737	$417	0.63%
Money market	240,936	1,178	1.98%	185,419	879	1.88%
Savings	221,608	327	0.60%	210,092	284	0.54%
Time	436,376	1,913	1.78%	292,389	1,225	1.66%
Total interest bearing deposits	1,154,879	3,864	1.36%	949,637	2,805	1.17%
Borrowed funds	188,983	1,214	2.61%	144,703	965	2.65%
Subordinated debentures	27,860	315	4.59%	27,857	317	4.51%
Total interest bearing liabilities	1,371,722	5,393	1.59%	1,122,197	4,087	1.44%

Non-interest bearing liabilities:
Demand deposits	259,363			235,342
Other liabilities	6,481			5,304
Total non-interest bearing liabilities	265,844			240,646
Stockholders' equity	188,063			156,921
Total Liabilities and Stockholders' Equity	$1,825,629			$1,519,764

Net Interest Income and Margin (5)		14,666	3.46%		11,575	3.21%
Tax-equivalent basis adjustment		(227)			(241)
Net Interest Income		$14,439			$11,334

(1) Includes loan fee income

(2) Average rates on securities are calculated on amortized costs

(3) Full taxable equivalent basis, using an effective tax rate of 30.09% in 2019 and 2018 and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance

(4) Loans outstanding include non-accrual loans

(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SB ONE BANCORP
Segment Reporting
(Dollars In Thousands)
(Unaudited)

	Three Months Ended March 31, 2019			Three Months Ended March 31, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$14,439	$-	$14,439	$10,768	$-	$10,768
Other income from external sources	1,032	2,601	3,633	925	1,932	2,857
Depreciation and amortization	525	12	537	448	6	454
Income before income taxes	6,057	1,266	7,323	614	909	1,523
Income tax expense (benefit) (1)	1,119	381	1,500	(59)	274	215
Total assets	1,834,400	5,729	1,840,129	1,371,795	4,689	1,376,484

	Three Months Ended March 31, 2019			Three Months Ended December 31, 2018
	Banking and			Banking and
	Financial	Insurance		Financial	Insurance
	Services	Services	Total	Services	Services	Total
Net interest income from external sources	$14,439	$-	$14,439	$11,334	$-	$11,334
Other income from external sources	1,032	2,601	3,633	1,074	1,419	2,493
Depreciation and amortization	525	12	537	376	8	384
Income before income taxes	6,057	1,266	7,323	3,178	166	3,344
Income tax expense (1)	1,119	381	1,500	925	50	991
Total assets	1,834,400	5,729	1,840,129	1,791,975	4,852	1,796,827

(1) Calculated at statutory tax rate of 30.09% in 2019 and 2018 for the insurance services segment

SB ONE BANCORP
Non-GAAP Reporting
(Dollars In Thousands)
(Unaudited)

	Three Months Ended March 31,
	2019	2018
Net income (GAAP)	$5,823	$1,308
Merger related expenses net of tax (1)	-	2,367
Net income, as adjusted	$5,823	$3,675

Average diluted shares outstanding (GAAP)	9,460,118	7,791,736
Diluted EPS, as adjusted	$0.62	$0.47
Average assets	1,825,629	1,340,631
Return on average assets, as adjusted	1.28%	1.10%
Return on average equity, as adjusted	12.39%	10.22%

(1) Merger related expense net of tax expense of $926 thousand.

(2) Average diluted shares outstanding includes acquisition of CBBC shares of 1,873,028

	Three Months Ended
	March 31, 2019	December 31, 2018
Net income (GAAP)	$5,823	$2,353
Merger related expenses net of tax (1)	-	1,301
Non-recurring expenses net of tax (2)	-	119
Net income, as adjusted	$5,823	$3,773

Average diluted shares outstanding (GAAP)	9,460,118	8,082,270
Diluted EPS, as adjusted	$0.62	$0.47
Average assets	1,825,629	1,519,764
Return on average assets, as adjusted	1.28%	0.99%
Return on average equity, as adjusted	12.39%	9.62%

(1) Merger related expense net of tax expense of $159 thousand QTD December 31, 2018.

(2) Non-recurring expenses net of tax expense of $51 thousand QTD December 31, 2018